UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 3, 2021

WEINGARTEN REALTY INVESTORS
(Exact name of Registrant as Specified in Charter)

Texas	1-9876	74-1464203
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (713) 866-6000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, par value $0.03 per share	WRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.01.	Completion of an Acquisition or Disposition of Assets.

On August 3, 2021, Weingarten Realty Investors, a Texas real estate investment trust (the “Company”), completed its previously announced merger with Kimco Realty Corporation, a Maryland corporation (“Kimco”), pursuant to the Agreement and Plan of Merger, dated as of April 15, 2021 (the “Merger Agreement”), by and between the Company and Kimco.  Upon the terms and subject to the conditions of the Merger Agreement, on August 3, 2021, at the effective time of the Merger (the “Effective Time”), the Company merged with and into Kimco (the “Merger”), with Kimco continuing as the surviving corporation of the Merger.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each common share of beneficial interest, par value $0.03 per share, of the Company issued and outstanding immediately prior to the Effective Time (other than certain shares as set forth in the Merger Agreement) were automatically converted into the right to receive (i) $2.20 in cash (the “Cash Consideration”) and (ii) 1.408 shares of common stock, par value $0.01 per share, of Kimco (together with cash in lieu of fractional shares, the “Stock Consideration” and together with the Cash Consideration, the “Merger Consideration”). No fractional shares of Kimco common stock were issued in the Merger, and the Company’s shareholders became entitled to receive cash in lieu of fractional shares.  As a result of the Merger, the Company’s former common shareholders will receive approximately 180 million shares of Kimco common stock for their Company common shares.

In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, each award of restricted Company common shares outstanding immediately prior to the Effective Time became fully vested, with any applicable performance goals deemed satisfied at the target level, and was cancelled and converted into the right to receive the Merger Consideration with respect to each Company common share subject to such Company restricted share award.

The foregoing description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 3, 2021, the Company notified the New York Stock Exchange (“NYSE”) that the Merger had been completed and requested that NYSE (i) suspend trading of the Company’s common shares on NYSE effective as of the open of business on August 4, 2021, (ii) withdraw the NYSE Common Stock from listing on NYSE and (iii) file with the Securities and Exchange Commission (the “SEC”) a notification of delisting and deregistration of the NYSE Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Additionally, the Company intends to file with the SEC certifications on Form 15 under the Exchange Act requesting the deregistration of the Company’s common shares and the suspension of the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act as promptly as practicable.

The information set forth under Item 2.01 of this Report is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

At the Effective Time, shareholders of the Company immediately prior to the completion of the Merger ceased to have any rights as shareholders of the Company other than the right to receive the Merger Consideration in accordance with the Merger Agreement.

The information set forth in Item 2.01 and Item 3.01 of this Report is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 and Item 3.01 of this Report is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2021, effective upon consummation of the Merger, the Company’s trust managers and executive officers ceased serving in such capacities.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 3, 2021, the Company held a special meeting of shareholders (the “Special Meeting”).  At the Special Meeting, Company shareholders voted on a proposal to approve the Merger Agreement (the “Merger Proposal”) and a proposal to approve, by advisory (nonbinding) vote, the compensation that may be paid or become payable to the named executive officers of the Company in connection with the Merger (the “Compensation Proposal”).  The proposals listed below are described in more detail in the Company’s and Kimco’s joint proxy statement/prospectus, filed with the SEC on June 25, 2021.  Of the 127,643,617 Company common shares issued and outstanding as of the close of business on June 21, 2021, the record date for the Special Meeting, shareholders holding a majority of the Company common shares entitled to vote were present or represented by proxy at the Special Meeting, constituting a quorum for all matters to be presented at the Special Meeting.

Proposal 1 – Merger Proposal

The Merger Proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
100,442,813	450,024	295,038	N/A

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Proposal 2 – Compensation Proposal

The Compensation Proposal was not approved.

For	Against	Abstain	Broker Non-Votes
44,668,619	55,992,090	527,166	N/A

Proposal 3 – Adjournment Proposal

In connection with the Special Meeting, the Board of Trust Managers of the Company also solicited proxies with respect to a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of such adjournment to approve the Merger Proposal. The adjournment proposal was not submitted to Company shareholders for approval at the Special Meeting because the Company shareholders approved the Merger Proposal, as noted above.

Item 7.01.	Regulation FD Disclosure.

On August 4, 2021, Kimco issued a press release announcing the completion of the Merger, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Title

2.1
Agreement and Plan of Merger, dated as of April 15, 2021, by and between Kimco Realty Corporation and Weingarten Realty Investors (incorporated by reference to Exhibit 2.1 to Kimco Realty Corporation’s Current Report on Form 8-K filed on April 15, 2021).*

99.1	Press Release, dated August 4, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 4, 2021	KIMCO REALTY CORPORATION
(as successor by merger to Weingarten Realty Investors)

	By:	/s/ Glenn G. Cohen
Glenn G. Cohen
Chief Financial Officer

[Signature Page to Weingarten Closing 8-K]